SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015_

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)
Texas	000-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16633 Dallas Parkway, Suite 250, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

972-218-0935
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 18, 2015, Wound Management Technologies, Inc. (the “Company”), entered into two subscription agreements (the “Agreements”), with existing shareholders of the Company (“Purchasers”). Pursuant to the Agreements, the Company offered each Purchaser 2,083 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share, in consideration for $125,000.00 in cash.

The issuances described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The issuances qualified for exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to persons with knowledge and experience in financial and business matters capable of evaluating the merits and risks of an investment in the Company; and (iii) the grantees received “restricted securities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: June 16, 2015	By:	/s/ Darren Stine, Chief Financial Officer
Darren Stine, Chief Financial Officer